KEYCO BOND FUND, INC.
File number 811-2957


Attachment to Form N-SAR
Period ended: 03/31/2018


Item 77C Matters submitted to a vote of security holders.

The annual meeting of shareholders was held on Friday, December 15, 2017. The results of the votes taken on the proposals before the shareholders are reported below.
Each vote represents one share held on the record date for the meeting.

Item 1. Election of Directors

     Number of Shares

Nominee							For			Withheld
										    Authority

Mark E. Schlussel					12,356			0
Steve Milgrom						12,356			0
Thomas E. Purther					12,356			0
Ellen T. Horing						12,356
	0
Michael Pullman						12,356
	0


Item 2. Ratify the selection of independent registered accountants

Ratify the selection of Sanville & Company as the Fund s independent registered public accountants for the year ending September 30, 2018


          Number
         of Shares

For        12,356
Against         0
Abstain         0

Item 3. Approve, by non-binding vote, executive compensation

Approve, by non-binding vote, executive compensation for the Fund s named executive officers as set forth in the proxy statement for the annual meeting.

          Number
         of Shares

For        12,356
Against         0
Abstain         0

Item 4. Recommend, by non-binding vote, frequency of executive compensation vote

Recommend, by non-binding vote, the frequency of shareholder advisory votes on the compensation of the Fund s named executive officers

                   Number
                 of Shares

Every three years   11,500
Every two years          0
Every year               0
Abstain                856